As filed with the Securities and Exchange Commission on November 20, 2015

Registration No. 333-206023

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	98-043-9758
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

299 Park Avenue, 12th Floor
New York, New York 10171
(646) 443-8550
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John C. Wobensmith
President
299 Park Avenue, 12th Floor
New York, New York 10171
(646) 443-8550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: Thomas E. Molner, Esq.
(212) 715-9100

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $.01 per share	30,855,002	$7.19	$221,847,464.38	$25,778.68

(1)	Includes 6,837,527 shares issuable upon exercise of outstanding warrants.

(2)
Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock on July 29, 2015 (a date within five business days prior to the initial filing of this registration statement on July 31, 2015), as reported on the New York Stock Exchange.  Previously paid in connection with the initial filing of this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 20, 2015

PROSPECTUS

GENCO SHIPPING & TRADING LIMITED

Common Stock

This prospectus relates to the sale of up to 30,855,002 shares of our common stock, including 6,837,527 shares of common stock issuable upon exercise of warrants, which may be offered, from time to time, by the selling shareholders to be named in a prospectus supplement. We will not receive any proceeds from the sales of shares of our common stock by the selling shareholders.

We will provide specific terms of any offering and the offered securities in supplements to this prospectus.  Any prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.  This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

Our principal executive offices are located at 299 Park Avenue, 12th Floor, New York, New York 10171, and our telephone number is (646) 443-8550.

Our common stock is currently listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “GNK.”

The selling shareholders are offering these shares of common stock. The selling shareholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through or through one or more underwriters, dealers and agents. The selling shareholders will receive all proceeds from the sale of the common stock. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

We will provide specific terms of any securities to be offered in supplements to this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Investing in our securities involves risks that are referenced in the “Risk Factors” section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is                                                                                    , 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  Under the shelf process, the selling stockholders may from time to time use this prospectus to sell or otherwise dispose of the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities that the selling shareholders may offer.  Each time this prospectus is used to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, that will contain specific information about the terms of that offering.  The prospectus supplement and any pricing supplement also may add, update or change information contained in this prospectus.  You should read this prospectus, the prospectus supplement and any pricing prospectus, together with additional information described and contained in the documents referred to under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”  This prospectus may only be used to sell securities if it is accompanied by a prospectus supplement.  The selling shareholders are only offering these securities in states where the offer is permitted.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus.  That registration statement can be read at the SEC’s web site or at the SEC’s offices referenced under the heading “Where You Can Find More Information.”

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein, before making an investment decision.  For more information see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

FORWARD‑LOOKING STATEMENTS

We make statements in this prospectus and the documents incorporated by reference that are considered forward‑looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward‑looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them.  The words “anticipate,” “believe,” “may,” “estimate,” “expect,” and similar expressions, and variations of such terms or the negative of such terms, are intended to identify such forward‑looking statements.

All forward‑looking statements are subject to certain risks, uncertainties and assumptions.  If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, any such forward‑looking statements.  Important factors that could cause or contribute to such difference include those referenced under “Risk Factors” in this prospectus and any accompanying prospectus supplement and in our most recent Annual Report on Form 10‑K and Quarterly Reports on Form 10-Q, incorporated by reference into this prospectus.  You should not place undue reliance on such forward‑looking statements, which speak only as of their dates.  We do not undertake any obligation to update or revise any forward‑looking statements, whether as a result of new information, future events or otherwise.  You should carefully consider the information referenced under the heading “Risk Factors.”

ABOUT GENCO

We are a New York City-based company, incorporated in the Marshall Islands in 2004. We transport iron ore, coal, grain, steel products and other drybulk cargoes along worldwide shipping routes through the ownership and operation of drybulk carrier vessels. Our fleet consists of 70 drybulk carriers, including thirteen Capesize, eight Panamax, four Ultramax, 21 Supramax, six Handymax and 18 Handysize drybulk carriers with an aggregate carrying capacity of approximately 5,158,000 deadweight tons (“dwt”).  The average age of our fleet is approximately 9.0 years. All of the vessels in our fleet were built in shipyards with reputations for constructing high quality vessels. Thirty-eight of the vessels in our fleet are currently on spot market-related time charters, and 13 are on fixed rate time charter contracts. Additionally, 19 of the vessels in our fleet are operating in vessel pools. Under a pool arrangement, the vessels operate under a time charter agreement whereby the cost of bunkers and port expenses are borne by the pool and operating costs including crews, maintenance and insurance are typically paid by the owner of the vessel.  Since the members of the pool share in the revenue generated by the entire group of vessels in the pool, and the pool operates in the spot market, the revenue earned by vessels in vessel pools are subject to the fluctuations of the spot market.  Most of our vessels are chartered to well-known charterers, including Cargill International S.A. and its subsidiaries (“Cargill”), Pioneer Navigation Ltd. (“Pioneer”), Swissmarine Services S.A. and its subsidiaries (“Swissmarine”) and the Clipper Logger Pool, in which Clipper Group acts as the pool manager.  Our common stock has traded on the NYSE under the trading symbol “GNK” since July 20, 2015, prior to which it traded on the OTC Bulletin Board, the NYSE, the OTCQB marketplace, and the OTC Pink marketplace. As of September 30, 2015, we had approximately $1.6 billion in total assets.

Baltic Trading, which was initially our wholly-owned subsidiary, completed its initial public offering on March 15, 2010.  On July 17, 2015, we, Baltic Trading, and Poseidon Merger Sub Limited, a Marshall Islands corporation and our indirect wholly owned subsidiary (“Merger Sub”), completed the merger (the “Merger”) contemplated by the Agreement and Plan of Merger by and among Baltic Trading, Genco and Merger Sub, dated as of April 7, 2015, as amended from time to time (the “Merger Agreement”).  Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Baltic Trading, with Baltic Trading continuing as the surviving corporation and our indirect wholly owned subsidiary.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.01 per share, of Baltic Trading issued and outstanding immediately prior to the Merger was converted into the right to receive 0.216 shares of common stock (“Common Stock”), par value $0.01 per share, of Genco (the “Exchange Ratio”).  Shares of Baltic Trading’s Class B Stock (all of which were owned by a subsidiary of Genco) were canceled in the Merger.  Holders of restricted stock awards issued under Baltic Trading’s 2010 Equity Incentive Plan received the same consideration in the Merger as holders of Baltic Trading’s common stock.  Immediately following the Merger, pre-merger shareholders of Genco owned approximately 84.5 percent of the combined company, and former Baltic Trading shareholders (not including us or our subsidiaries) owned approximately 15.5 percent of the combined company.

Our principal executive offices are located at 299 Park Avenue, 12th Floor, New York, New York 10171, and our telephone number is (646) 443-8550.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders.  We will bear certain expenses of the registration of the common stock under federal and state securities laws, except for any underwriter or brokers’ discounts, fees or commissions.

DESCRIPTION OF COMMON STOCK

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus.  For the complete terms of our common stock, please refer to our second amended and restated articles of incorporation and our amended and restated bylaws, each of which are incorporated by reference as an exhibit to the registration statement which includes this prospectus.  The Business Corporations Act of the Republic of the Marshall Islands, or the BCA, may also affect the terms of these securities.  The terms we have summarized below will apply generally to any future common stock that we may offer.  The terms of any common stock we offer under a prospectus supplement may differ from the terms we describe below, in which event we will describe the particular terms of any series of these securities in more detail in such prospectus supplement.

Authorized Capitalization

Under our second amended and restated articles of incorporation, our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.01 per share.  As of September 30, 2015, there were approximately 72,898,234 shares of common stock issued and outstanding, warrants to purchase up to 3,938,298 shares of common stock issued to holders of Genco’s old common stock in connection with its emergence from bankruptcy outstanding, and warrants to purchase up to 8,557,461 shares of common stock issued under Genco’s 2014 Management Incentive Plan outstanding.

Common Stock

Voting Rights

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders. Our common stock has the exclusive right to vote for the election of directors and for all other purposes. Our common stock votes together as a single class.

Dividends

Holders of shares of common stock are entitled to receive, ratably, all dividends, if any, declared by our board of directors out of funds legally available for dividends.

Liquidation Rights

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors, if any, the holders of our common stock will be entitled to receive, pro rata, our remaining assets available for distribution.

Other Rights

Holders of our common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any shares of our preferred stock which we may issue in the future.

Transfer Agent

The transfer agent for our common stock is Computershare Inc.

Limitations on Liability and Indemnification of Officers and Directors

The BCA authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties.  Our second amended and restated articles of incorporation include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by applicable law.

Our second amended and restated articles of incorporation and our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by applicable law.  We are also expressly authorized, under our amended and restated bylaws, to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities.  We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our second amended and restated articles of incorporation and our amended and restated bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders.  In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Anti‑takeover Effects of Certain Provisions of Our Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Several provisions of our second amended and restated articles of incorporation and amended and restated bylaws, which are summarized below, may have anti‑takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti‑takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of us by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Election and Removal of Directors

Our second amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our amended and restated bylaws require parties other than our board of directors to give advance written notice of nominations for the election of directors. Our second amended and restated articles of incorporation also provide that our directors may be removed only for cause and only upon the affirmative vote of a majority of the outstanding shares of our capital stock entitled to vote for those directors or by a majority of the members of the board of directors then in office prior to the conclusion of the 2016 annual meeting of shareholders. Thereafter, directors may be removed with or without cause by the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote generally in the election of directors cast at a meeting of the shareholders called for that purpose. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Shareholders

Our second amended and restated articles of incorporation and our amended and restated bylaws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our second amended and restated articles of incorporation and our amended and restated bylaws provide that, subject to certain exceptions, our Chairman, President, or Secretary at the direction of the board of directors or our Secretary at the request in writing by any one or more shareholders that hold, in the aggregate, at least a majority of the outstanding registered shares of the Corporation entitled to vote may call special meetings of our shareholders. The business transacted at the special meeting is limited to the purposes stated in the notice.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our amended and restated bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Our amended and restated bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholder’s ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

SELLING SHAREHOLDERS

We are registering shares of common stock covered by this prospectus for re-offers and resales by certain selling shareholders to be named in a prospectus supplement.  We are registering these shares to permit selling shareholders to resell their shares when they deem appropriate.  A selling shareholder may resell all, a portion or none of such shareholder’s shares at any time and from time to time.  Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act.  We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement.  We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.  We will provide you with a prospectus supplement which shall, among other things, name the selling shareholders, the amount of shares to be sold and any other material terms of the sale of shares of common stock being sold by each selling shareholder.

We issued to a certain selling shareholder and an entity controlled by such shareholder warrants to purchase an aggregate of 419,431 shares of our common stock on July 9, 2014, in connection with our bankruptcy reorganization.  Pursuant to our First Amended Prepackaged Plan of Reorganization of the Debtors Pursuant to Chapter 11 of the Bankruptcy Code (the “Reorganization Plan”), which was confirmed by the United States Bankruptcy Court for the Southern District of New York, each share of our common stock outstanding prior to our emergence from bankruptcy was canceled on July 9, 2014, and the holders thereof became entitled to receive, on a pro rata basis with the other then-existing holders of our outstanding common stock, warrants to purchase shares of our new, post-reorganization common stock, par value $0.01 per share.

We also issued to the same selling shareholder warrants to purchase an aggregate of 6,418,096 shares of our common stock on August 7, 2014.  These warrants were issued pursuant to the issuer's 2014 Management Incentive Plan. The warrants will become exercisable in equal installments on each of the first three anniversaries of August 7, 2014.

We also issued to the same selling shareholder an aggregate of 832,950 shares of restricted common stock on August 7, 2014.  This restricted stock was issued pursuant to the issuer's 2014 Management Incentive Plan and will generally vest, if at all, in equal installments on each of the first three anniversaries of August 7, 2014.

Finally, pursuant to the Merger Agreement (as described under the section heading “About Genco”), the same selling shareholder received 422,899 shares of common stock in exchange for the 1,957,871 shares of Baltic Trading common stock held by by such selling shareholder prior to the Merger.

In addition, we issued to a group of selling shareholders affiliated with one another an aggregate of 21,195,628 shares of our common stock on July 9, 2014 in connection with our bankruptcy reorganization.  These selling shareholders, as lenders under one of our pre-reorganization credit facilities, were entitled to such shares under the Reorganization Plan.

Also, pursuant to the Merger Agreement (as described under the section heading “About Genco”), the same selling shareholders received 1,565,998 shares of common stock in exchange for the 7,250,000 shares of Baltic Trading common stock held by by such selling shareholders prior to the Merger.

The selling shareholders may sell the shares of our common stock from time to time under this registration statement.  The prospectus supplement for any offering of the common stock by selling shareholders will include the following information:

•          the names of the selling shareholders;

•          the nature of any position, office or other material relationship which each selling shareholder has had within the last three years with us or any of our predecessors or affiliates;

•          the number of shares held by each of the selling shareholders before and after the offering;

•          the percentage of the common stock held by each of the selling shareholders before and after the offering;

•          the number of shares of our common stock offered by each of the selling shareholders; and

•          any other terms of the shares of common stock offered by each of the selling shareholders.

PLAN OF DISTRIBUTION

The selling shareholders may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents.  We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement.  The selling shareholders have reserved the right to sell or exchange securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

The selling shareholders may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement.

The selling shareholders may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement.  In connection with the sale of securities, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions.  If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of the sale, or at prices related to such prevailing market prices, or at negotiated prices.  The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms.  Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered securities if any are purchased.  Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

We will describe in the applicable prospectus supplement any compensation the selling shareholders pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.  Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.  The selling shareholders may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

To the extent that the selling shareholders make sales to or through one or more underwriters or agents in at-the-market offerings, they may do so pursuant to the terms of a distribution agreement between the selling shareholders and the underwriters or agents.  If the selling shareholders engage in at-the-market sales pursuant to a distribution agreement, they will sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis.  During the term of any such agreement, the selling shareholders may sell shares on a daily basis in exchange transactions or otherwise as they may agree with the underwriters or agents.  The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock.  Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement.  Pursuant to the terms of the distribution agreement, the selling shareholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities.  The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.  In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities.  We will describe any such activities in the prospectus supplement relating to the transaction.

If indicated in the applicable prospectus supplement, the selling shareholders may authorize underwriters or other persons acting as their agents to solicit offers by institutions or other suitable purchasers to purchase the securities from the selling shareholders at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement.  These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.  Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject.  The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

The selling shareholders may enter into derivative or other hedging transactions with financial institutions.  These financial institutions may in turn engage in sales of our common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales.  The selling shareholders may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if the selling shareholders default in the performance of their obligations, the pledgees or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them.  In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business for which they receive compensation.

LEGAL MATTERS

Reeder & Simpson P.C. will provide us with opinions relating to matters concerning the law of the Republic of the Marshall Islands in connection with offerings under this prospectus.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Amendment No. 2 to the Annual Report on Form 10-K/A and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report [1] expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph to (a) describe the consequences to the Company’s consolidated financial statements as a result of applying fresh-start accounting as of July 9, 2014 in conformity with the requirements of Accounting Standards Codification (ASC) Topic 852, Reorganization, and (b) identify that the Company’s 2014 consolidated financial statements have been restated and [2] expresses an adverse opinion on the effectiveness of internal control over financial reporting due to material weaknesses). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC.  You may read and copy such material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549-1004.  Please call the SEC at 1‑800‑SEC‑0330 for more information on the operation of the Public Reference Room.  You can also find our SEC filings at the SEC’s web site at http://www.sec.gov.

We also maintain a website that contains additional information about us at http://www.gencoshipping.com. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and some information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, whether filed before or after the effectiveness of the registration statement of which this prospectus is a part (but excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules and regulations):

•	our annual report on Form 10‑K for the fiscal year ended December 31, 2014, filed with the SEC on March 2, 2015;

•	amendment no. 1 to our annual report on Form 10‑K/A for the fiscal year ended December 31, 2014, filed with the SEC on April 30, 2015;

•	amendment no. 2 to our annual report on Form 10‑K/A for the fiscal year ended December 31, 2014, filed with the SEC on October 19, 2015;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015;

•	our current reports on Form 8-K filed with the SEC on each of April 8, 2015, April 22, 2015, April 30, 2015, May 4, 2015, June 10, 2015, July 2, 2015, July 14, 2015, July 14, 2015, July 17, 2015, August 4, 2015 (excluding any information furnished under Item 2.02 thereof), August 21, 2015, September 17, 2015, September 18, 2015, and November 10, 2015; and

•	The description of our common stock and the rights associated with our common stock contained in our Registration Statement on Form S-4, Registration No. 333-203822.

We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus.  This prospectus is part of that registration statement.  As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC.  You may refer to the registration statement and the exhibits and schedules for more information about us and our securities.  The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its web site.

You may request a copy of these filings and any or all of the documents referred to above that have been incorporated by reference into this prospectus at no cost, by writing or telephoning us at the following address:

Genco Shipping & Trading Limited
299 Park Avenue, 12th Floor
New York, New York  10171
(646) 443-8550
Attn:  Investor Relations

You should rely only on the information contained or incorporated in this prospectus or any supplement.  We have not authorized anyone else to provide you with different information.  You should not rely on any other representations.  Our affairs may change after this prospectus or any supplement is distributed.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.  You should read all information supplementing this prospectus.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration and sale of the securities:

Item	Amount
Securities and Exchange Commission Registration Fee	$25,778.68
Legal Fees and Expenses	$40,000
Printing and Related Expenses	$5,500
Accounting Fees and Expenses	$12,000
Total	$83,278.68

Item 15.	Indemnification of Directors and Officers

We are Marshall Islands corporation. The BCA provides that Marshall Islands corporations may indemnify any of their directors or officers who are or are threatened to be a party to any legal action resulting from fulfilling their duties to the corporation against reasonable expenses, judgments and fees (including attorneys’ fees) incurred in connection with such action if the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, will not create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful. However, no indemnification will be permitted in cases where it is determined that the director or officer was liable for negligence or misconduct in the performance of his duty to the corporation, unless the court in which such action was brought determines that the person is fairly and reasonably entitled to indemnity, and then only for the expenses that the court deems proper. A corporation is permitted to advance payment for expenses occurred in defense of an action if its board of directors decides to do so. In addition, Marshall Islands corporations may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of the BCA.

Our second amended and restated articles of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under the BCA. The SEC has indicated that, to the extent that indemnification for liabilities arising under U.S. federal securities laws may be permitted to directors or officers under the BCA or our second amended and restated articles of incorporation or amended and restated bylaws, such indemnification is against public policy and thus unenforceable.

Item 16.	Exhibits

1.1	Form of Underwriting Agreement with respect to Common Stock.*

4.1
Second Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited (incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8‑K, filed with the Securities and Exchange Commission on July 15, 2014).

4.2
Articles of Amendment to Genco Shipping & Trading Limited Second Amended and Restated Articles of Incorporation, adopted July 17, 2015 (incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8‑K, filed with the Securities and Exchange Commission on July 17, 2015).

4.3
Amended and Restated Bylaws of Genco Shipping & Trading Limited (incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8‑K, filed with the Securities and Exchange Commission on July 15, 2014).

4.4
Specimen Stock Certificate of Genco Shipping & Trading Limited (incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8‑K, filed with the Securities and Exchange Commission on July 15, 2014).

5.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel to Genco, as to the legality of securities being registered.**

23.1	Consent of Reeder & Simpson P.C. (included as part of Exhibit 5.1).**

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of attorney (included on signature page to the initial filing of this registration statement on July 31, 2015).**

24.2	Power of attorney of Kevin Mahony.

*
To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

**	Previously filed.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)         Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    If any securities registered under this registration statement are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 20, 2015.

GENCO SHIPPING & TRADING LIMITED

By:	/s/ John C. Wobensmith
John C. Wobensmith, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on November 20, 2015 in the capacities indicated.

Signature	Title

/s/ John C. Wobensmith	President (Principal Executive Officer)
John C. Wobensmith

*	Chief Financial Officer (Principal Financial Officer)
Apostolos D. Zafolias

*	Chief Accounting Officer (Principal Accounting Officer)
Joseph Adamo

*	Chairman of the Board and Director
Peter C. Georgiopoulos

*	Director
Ian R. Ashby

*	Director
Eugene I. Davis

*	Director
James G. Dolphin

*	Director
Michael J. Leffell

/s/ Kevin Mahony	Director
Kevin Mahony

*	Director
Basil G. Mavroleon

*	Director
Bao D. Truong

*By	/s/ John C. Wobensmith
John C. Wobensmith
Attorney in Fact

EXHIBIT INDEX

1.1	Form of Underwriting Agreement with respect to Common Stock.*

4.1
Second Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited
(incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8‑K, filed with the Securities and Exchange Commission on July 15, 2014).

4.2
Articles of Amendment to Genco Shipping & Trading Limited Second Amended and Restated Articles of Incorporation, adopted July 17, 2015 (incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8‑K, filed with the Securities and Exchange Commission on July 17, 2015).

4.3
Amended and Restated Bylaws of Genco Shipping & Trading Limited (incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8‑K, filed with the Securities and Exchange Commission on July 15, 2014).

4.4
Specimen Stock Certificate of Genco Shipping & Trading Limited (incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8‑K, filed with the Securities and Exchange Commission on July 15, 2014).

5.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel to Genco, as to the legality of securities being registered.**

23.1	Consent of Reeder & Simpson P.C. (included as part of Exhibit 5.1).**

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of attorney (included on signature page to the initial filing of this registration statement on July 31, 2015).**

24.2	Power of attorney of Kevin Mahony.

*	To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

**	Previously filed.